Exhibit 99.1

 Adamas Reports Recent Achievements and First Quarter 2017 Financial Results

EMERYVILLE, Calif., May 9, 2017 – Adamas Pharmaceuticals, Inc. (Nasdaq: ADMS) today reported recent achievements and financial results for the first quarter ended March 31, 2017.

“In the first quarter, we continued preparing for the potential approval and commercialization of ADS-5102, which, if approved, will be the first and only medicine indicated for the treatment of levodopa-induced dyskinesia in people with Parkinson’s disease,” stated Gregory T. Went, Ph.D., Chairman and Chief Executive Officer of Adamas Pharmaceuticals, Inc. “We are pleased with the hire of our new Chief Operating Officer, Richard King, who will lead our efforts toward the commercialization of ADS-5102.”

Recent Achievements

•
Deepened the Adamas management team with the appointment of Richard A. King as Chief Operating Officer. Mr. King will lead the commercial team as the company prepares for the August 24th PDUFA date and launch of ADS-5102 (amantadine) extended-release capsules for the treatment of levodopa-induced dyskinesia in people with Parkinson’s disease.

•
Presented pooled Phase 3 data of ADS-5102 at the 69th American Academy of Neurology (AAN) Annual Meeting. Data showed that treatment with ADS-5102 resulted in a statistically significant reduction in levodopa-induced dyskinesia as well as OFF time in people with Parkinson’s disease.

•
Presented Phase 3 EASE LID data at the Academy of Managed Care Pharmacy’s (AMCP) 2017 Annual Meeting showing that treatment with ADS-5102 improved Clinician’s Global Impression of Change (CGI-C) and Activities of Daily Living (ADL) by significantly reducing levodopa-induced dyskinesia in people with Parkinson’s disease.

First Quarter 2017 Financial Results
Adamas reported a net loss of $16.0 million, or $0.72 per share, basic and diluted, for the first quarter of 2017, compared to a net loss of $13.8 million, or $0.65 per share, basic and diluted, for the first quarter of 2016. The net losses for the first quarters of 2017 and 2016 included $2.9 million and $2.6 million, respectively, in non-cash stock-based compensation expense. Adamas ended the quarter with $122.2 million of cash, cash equivalents, and available-for-sale securities, compared to $135.9 million at December 31, 2016.

Research and development expenses were $7.1 million for the first quarter of 2017, including $0.8 million in stock-based compensation expense, compared to $7.5 million for the comparable quarter of 2016, including $0.7 million in stock-based compensation expense. This decrease was mainly attributable to the completion of two Phase 3 clinical trials of ADS-5102 for the treatment of levodopa-induced dyskinesia in people with Parkinson’s disease, offset in part by increased pre-commercial manufacturing efforts in preparation for the commercial launch of ADS-5102 for the treatment of levodopa-induced dyskinesia, if approved.

General and administrative expenses for the first quarter ended March 31, 2017, were $9.1 million, including $2.1 million in stock-based compensation expense, compared to $6.6 million for the quarter ended March 31, 2016, which included $1.9 million in stock-based compensation expense. The nearly 40 percent increase in general and administrative expenses was primarily due to growth in commercial headcount-related expenses and marketing expenses in preparation for the potential commercial launch of ADS-5102 for the treatment of levodopa-induced dyskinesia in people with Parkinson’s disease, pending regulatory approval.

Investor Conference Call and Webcast
Adamas will host a conference call and webcast today, May 9, 2017, at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing 844-215-3280 for participants in the U.S. or Canada and 484-747-6383 for international callers. The webcast can be accessed live via the investor section of the Adamas website at http://ir.adamaspharma.com/events.cfm and will be available for replay until June 9, 2017.

About Adamas Pharmaceuticals, Inc.
Adamas develops new medicines to improve the daily lives of those affected by chronic neurologic disorders, including Parkinson’s disease, multiple sclerosis, epilepsy, and Alzheimer’s disease. Adamas has pioneered a platform to develop medicines for chronic neurologic disorders based on an understanding of the time-dependent biologic processes responsible for disease activity and drug response to potentially achieve symptomatic relief without tolerability issues. The company’s most advanced product candidate, ADS-5102, a high-dose amantadine taken once daily at bedtime, is in development for the treatment of levodopa-induced dyskinesia in people with Parkinson’s disease and walking impairment in people with multiple sclerosis. A New Drug Application supporting ADS-5102 for the treatment of levodopa-induced dyskinesia in people with Parkinson’s disease is under review by the U.S. Food and Drug Administration with a PDUFA date of August 24, 2017. Adamas is exploring other indications for ADS-5102 for further development. Adamas is also investigating ADS-4101 for the treatment of partial onset seizures in patients with epilepsy. Additionally, Adamas’ licensed assets are currently marketed by Allergan under the brand names NAMENDA XR® and NAMZARIC®, and Adamas is eligible to receive royalties on sales of these medicines beginning in June 2018 and May 2020, respectively. For more information, please visit www.adamaspharma.com.

NAMENDA XR® and NAMZARIC® are trademarks of Merz Pharma GmbH & Co. KGaA.

Forward-looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements contained in this press release regarding the potential approval of ADS-5102 for the treatment of levodopa-induced dyskinesia in patients with Parkinson’s disease. Words such as “potentially” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. For a description of risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, including risks relating to Adamas’ research, clinical, development, and commercial activities relating to ADS-5102 and ADS-4101, the regulatory and competitive environment and Adamas’ business in general, see Adamas’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2017. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Adamas undertakes no obligation to update any forward-looking statement in this press release.

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Contact:
Martin Forrest
Vice President, Corporate Communications & Investor Relations
Adamas Pharmaceuticals, Inc.
Phone: 510-450-3528
Email: ir@adamaspharma.com

— Financial Tables Attached —

Adamas Pharmaceuticals, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenue	$—	$175
Operating expenses
Research and development	7,088	7,522
General and administrative, net	9,144	6,641
Total operating expenses	16,232	14,163
Loss from operations	(16,232)	(13,988)
Interest and other income, net	204	160
Net loss	$(16,028)	$(13,828)
Net loss per share, basic and diluted	$(0.72)	$(0.65)
Weighted average shares used in computing net loss per share, basic and diluted	22,206	21,253

Adamas Pharmaceuticals, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$20,918	$23,735
Available-for-sale securities	91,155	89,917
Accounts receivable	1,689	794
Prepaid expenses and other current assets	1,474	2,541
Total current assets	115,236	116,987
Property and equipment, net	3,138	3,156
Available-for-sale securities, non-current	10,086	22,292
Other assets	38	38
Total assets	$128,498	$142,473
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,018	$3,589
Accrued liabilities	4,937	5,867
Other current liabilities	306	287
Total current liabilities	8,261	9,743
Non-current liabilities	492	547
Total liabilities	8,753	10,290
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.001 par value — 5,000,000 shares authorized, and zero shares issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value — 100,000,000 shares authorized, 22,321,984 and 22,013,644 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	27	27
Additional paid-in capital	258,121	254,558
Accumulated other comprehensive loss	(166)	(193)
Accumulated deficit	(138,237)	(122,209)
Total stockholders’ equity	119,745	132,183
Total liabilities and stockholders’ equity	$128,498	$142,473

Adamas Pharmaceuticals, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(16,028)	$(13,828)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	284	137
Stock-based compensation	2,884	2,553
Net accretion of discounts and amortization of premiums of available-for-sale securities	223	258
Changes in assets and liabilities
Accrued interest of available-for-sale securities	(36)	(105)
Prepaid expenses and other assets	1,043	(729)
Accounts receivable	(895)	823
Accounts payable	(473)	57
Accrued liabilities and other liabilities	(938)	(1,668)
Net cash used in operating activities	(13,936)	(12,502)
Cash flows from investing activities
Purchases of property and equipment	(364)	(461)
Purchases of available-for-sale securities	(6,992)	—
Maturities of available-for-sale securities	17,800	16,072
Net cash provided by investing activities	10,444	15,611
Cash flows from financing activities
Proceeds from public offerings, net of offering costs	—	62,030
Proceeds from issuance of common stock upon exercise of stock options	675	163
Net cash provided by financing activities	675	62,193
Net increase (decrease) in cash and cash equivalents	(2,817)	65,302
Cash and cash equivalents at beginning of period	23,735	33,104
Cash and cash equivalents at end of period	$20,918	$98,406